Exhibit 99.1

Porch Group Acquires Floify, a Leading SaaS Provider for Loan Officers

Strategic Acquisition Enhances Porch’s Early Access to Homebuyers and Adds Expected $15 Million in Recurring B2B SaaS Revenue to 2022

SEATTLE, October 27, 2021 -- Porch Group, Inc. (“Porch” or “the Company”) (NASDAQ: PRCH), a leading vertical software and InsurTech company reinventing the home services industry, today announced the acquisition of Floify, a leading provider of digital mortgage automation and point-of-sale software for mortgage companies and loan officers. The acquisition continues Porch’s strategy of providing software to companies involved in key moments of the homebuying process and expands its early access to high-intent homebuyers who need key services including insurance, warranty and moving services.

Floify Acquisition Overview

Based in Boulder, Colorado, Floify helps mortgage companies and loan officers create a better mortgage and refinancing experience for their customers. Floify’s digital mortgage automation and point-of-sale software streamlines the loan origination process by providing a secure application, communication, and document portal between mortgage lenders, borrowers, real estate agents, and other mortgage stakeholders. Loan officers use Floify to collect and verify borrower documentation, track loan progress, communicate with borrowers and real estate agents, and close loans faster. During 2021, Floify has helped these loan officers process on average 77,000 mortgage applications each month.

Strategic Rationale

•	History of strong operational and financial performance. Floify has grown its annual recurring revenue (ARR) by 72% CAGR since Q1 2017. With more than 1500 companies currently using its software, Floify saw 130% annual net revenue retention as of Q2 2021 and expects $15 million of revenue in 2022. Floify is a profitable business, growing rapidly, with an expanding base of satisfied SMB and enterprise company clients. Virtually all of Floify’s revenues are recurring B2B software fees. Floify is anticipated to operate at similar margins to Porch’s overall business and is expected to contribute $2 million in revenue to Porch for the balance of 2021 post-close.

•	Provides Porch entry to the mortgage origination market through best-in-class software: Floify’s flexible solution helps mortgage companies and loan officers deliver a simplified process to borrowers. For Porch, adding relationships with mortgage companies in addition to those with home inspectors, title companies, and moving companies, is an important step in Porch being able to simplify home purchasing and moving.

•	Enhances Porch’s early access to homebuyers. Floify’s access to borrowers at the start of the mortgage application provides Porch an early introduction to high-intent homebuyers in need of other home related services. Approximately 70% of Floify’s transactions in 2021 were from home purchases. Porch plans to expand the Floify offerings to help mortgage companies provide an even better homebuying experience for their customers by assisting with additional services for their new home, including insurance, home warranty, moving, TV/internet, and more. This transactional revenue layered on top of Floify’s solid and growing SaaS fees, is expected to help Floify further improve its already strong 10.5x LTV/CAC as of the first half of 2021 and thus allow for continued investments in profitable growth.

“Floify has an impressive presence and unique position in the mortgage origination software business,” said Matt Ehrlichman, Porch founder, Chairman and CEO. “There are very few companies providing software to loan officers to help improve the borrower experience, and we are excited for Porch to now be one of the major players in this vertical. We look forward to investing to further to help Floify customers stand apart by making the home purchasing and moving process easier for homebuyers. With this acquisition, Porch now has a leadership position in providing software to most of the key fragmented home services industries where companies work with homebuyers at key moments in the home journey.”

Transaction Highlights

Porch acquired Floify for $76.5 million of cash and $10 million of Porch common stock at closing (based upon the volume weighted average trading price of our common shares for the five trading days prior to October 26, 2021). Porch is guaranteeing the Sellers that the $10 million of Porch common stock will double in value by the end of 2024 with respect to any such Porch shares retained by the Sellers throughout that period. This guaranty will be marked to market quarterly through our P&L in accordance with GAAP.

Advisors

Manatt, Phelps & Phillips, LLP served as legal advisor to Porch. AGC Partners served as financial advisor to Floify. Sheppard, Mullin, Richter & Hampton LLP served as legal counsel to Floify.

Conference Call and Webcast Information

Porch management will host a conference call and webinar to discuss this transaction and its business update today, October 27, 2021, at 5:00 p.m. Eastern time (2:00 p.m. Pacific time). The presentation will be accompanied by a slide presentation available on the Investor Relations section of the Company’s website. A question-and-answer session will follow management’s prepared remarks.

All are invited to listen to the event by registering for the webinar here.

To access the webinar by telephone, please see below:

One tap mobile:

US: +16699006833,,88491454515# or +14086380968,,88491454515#

Or join by phone: Dial (for higher quality, dial a number based on your current location):

US : +1 669 900 6833 or +1 408 638 0968 or +1 346 248 7799 or +1 253 215 8782 or +1 301 715 8592 or +1 312 626 6799 or +1 646 876 9923j,.

Webinar ID: 884 9145 4515

International numbers available here

If you have any difficulty connecting with the conference call or webcast, please contact Porch’s investor relations team at (949) 574-3860 or PRCH@gatewayir.com.

A replay of the webinar will also be available in the Investors section of Porch’s corporate website.

About Porch Group

Seattle-based Porch Group, the vertical software platform for the home, provides software and services to more than 17,000 home services companies such as home inspectors, moving companies, real estate agencies, utility companies, and warranty companies. Through these relationships and its multiple brands, Porch provides a moving concierge service to homebuyers, helping them save time and make better decisions on critical services, including insurance, moving, security, TV/internet, home repair and improvement, and more. To learn more about Porch, visit porchgroup.com or porch.com.

About Floify

Floify is a digital mortgage automation and point-of-sale software solution that streamlines loan origination by providing a secure application, communication, and document portal between lenders, borrowers, referral partners, and other mortgage stakeholders. Lenders use Floify to collect and verify borrower documentation, track loan progress, communicate with borrowers and real estate agents, and close loans faster. Floify is based in Boulder, Colorado. For more information, visit the company's website at floify.com or on social media at Facebook, LinkedIn, or Twitter.

Forward-Looking Statements

Certain statements in this release may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Porch’s future financial or operating performance. For example, projections of future revenue, contribution margin, Adjusted EBITDA and other metrics, business strategy and plans, and anticipated impacts from pending or completed acquisitions, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Porch and its management at the time they are made, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) the ability to recognize the anticipated benefits of Porch’s December 2020 business combination (the “Merger”) with PropTech Acquisition Corporation (“PropTech”), which may be affected by, among other things, competition and the ability of the combined company to grow and manage growth profitably, maintain key commercial relationships and retain its management and key employees; (2) expansion plans and opportunities, including completed, future and pending acquisitions, including the acquisition of CSE and integration of AHP, or additional business combinations; (3) costs related to the Merger and being a public company; (4) litigation, complaints, and/or adverse publicity; (5) the impact of changes in consumer spending patterns, consumer preferences, local, regional and national economic conditions, crime, weather, demographic trends and employee availability; (6) privacy and data protection laws, privacy or data breaches, or the loss of data; (7) the impact of the COVID-19 pandemic and its effect on the business and financial conditions of Porch; and (8) other risks and uncertainties described in Porch’s most recent annual report on Form 10-K/A and subsequent reports such as Porch’s quarterly report on Form 10-Q for the quarter ended June 30, 2021, filed with the Securities and Exchange Commission (the “SEC”), which are available on the SEC’s website at www.sec.gov.

Nothing in this release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date of this release. Unless specifically indicated otherwise, the forward-looking statements in this release do not reflect the potential impact of any divestitures, mergers, acquisitions, or other business combinations that have not been completed as of the date of this release. Porch does not undertake any duty to update these forward-looking statements, whether as a result of changed circumstances, new information, future events or otherwise, except as may be required by law.

Non-GAAP Financial Measures

Some of the financial information and data contained in this press release, such as Adjusted EBITDA, Adjusted EBITDA margin and contribution margin, has not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). Porch defines Adjusted EBITDA as net income (loss) adjusted for interest expense, net, income taxes, other expenses, net, depreciation and amortization, certain non-cash long-lived asset impairment charges, stock-based compensation expense and acquisition-related impacts, including compensation to the sellers that requires future service, amortization of intangible assets, gains (losses) recognized on changes in the value of contingent consideration arrangements, if any, gain or loss on divestures and certain transaction costs. Adjusted EBITDA margin is defined as Adjusted EBITDA as a percentage of total revenue. Contribution margin is defined as revenue less all variable expenses, including cost of revenue, market, and sales.

Porch is not providing reconciliations of expected Adjusted EBITDA margin or contribution margin for future periods to the most directly comparable measures prepared in accordance with GAAP because Porch is unable to provide these reconciliations without unreasonable effort because certain information necessary to calculate such measures on a GAAP basis is unavailable or dependent on the timing of future events outside of Porch’s control.

Porch uses these non-GAAP measures to compare Porch’s performance to that of prior periods for budgeting and planning purposes. Porch believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating projected operating results and trends in and in comparing Porch’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. Porch's method of determining these non-GAAP measures may be different from other companies' methods and, therefore, may not be comparable to those used by other companies and Porch does not recommend the sole use of these non-GAAP measures to assess its financial performance. You should not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in Porch’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures.

Investor Relations Contacts:
Walter Ruddy, Head of Investor Relations & Treasury
Porch Group
(206) 715-2369
WalterRuddy@porch.com

Cody Slach/Matt Glover/Alex Thompson

Gateway Group, Inc.

(949) 574-3860

PRCH@gatewayir.com

Porch Press contact:
Jordan Schmidt
Gateway Group, Inc.
(949) 386-6332
PRCH@gatewayir.com